SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 11, 2003

Curis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Moulton Street Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (617) 503-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On August 11, 2003, Curis, Inc. (“the Company”) announced that it had entered into definitive agreements with certain institutional and other accredited investors (“the Purchasers”) with respect to the private placement of 3,589,700 shares of newly issued common stock at a per share price of $3.04, for gross proceeds of $10,913,000. In addition, the Company agreed to issue to the Purchasers warrants to purchase an additional 1,076,910 shares of common stock at a per share exercise price of $4.45. The warrants will be exercisable for a period of five years.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 11, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIS, INC.

Date: August 11, 2003	By:	/s/ CHRISTOPHER U. MISSLING
Christopher U. Missling Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 11, 2003.

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